SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following is the text of a letter sent on or about August 18, 2004 by Interwave Communications International Ltd. to its customers regarding its proposed amalgamation with Alvarion Ltd.:

August 2004

Dear Valued Customer:

As our valued partner, we would like to inform you that Alvarion Ltd. (NASDAQ: ALVR) has signed an agreement to acquire Interwave.

Alvarion Ltd., an Israeli company, develops products that enable the delivery of business and residential broadband access, corporate VPNs, toll quality telephony, mobile base station feeding, hotspot coverage extension, community interconnection, and public safety communications. Additional information regarding Alvarion is contained in Alvarion's filings with the Securities and Exchange Commission. You can find these filings at the Commission's Web site at http://www.sec.gov.

If you would like more information regarding the proposed transaction, please refer to the preliminary proxy statement filed by Interwave with the Securities and Exchange Commission. You can find the preliminary proxy statement and other documents filed by Interwave with the Commission at the Commission's Web site at http://www.sec.gov.

Alvarion and Interwave will continue operating as separate companies until the closing of the transaction. We anticipate that the transaction will close subject to the satisfaction of certain conditions in the third or fourth calendar quarter of 2004.

Please feel free to contact Cal R. Hoagland, Interwave's Senior Vice President and Chief Financial Officer, at (650) 314-2500, if you have additional questions concerning the proposed transaction.

Yours sincerely,

Erwin Leichtle
President and CEO
Interwave Communications International Ltd.

Attachments:

Where your can find more information—Page 2
Cautionary statement regarding forward looking information—Page 3

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Interwave will file a proxy statement and other documents concerning the proposed amalgamation transaction with the SEC. Security holders are urged to read the proxy statement when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by Interwave with the Commission at the Commission's Web site at http://www.sec.gov. The proxy statement/prospectus and these other documents may also be obtained for free from Interwave, Investor Relations, 2495 Leghorn Street, Mountain View, California 94043, 650-314-2500

Interwave and Alvarion and their respective directors and executive officers and other members of their management and their employees may be deemed to be participants in the solicitation of proxies from the shareholders of Interwave with respect to the transactions contemplated by the Amalgamation agreement. Information about the directors and officers of Interwave and Alvarion and their respective interests in the amalgamation will be available in the proxy statement that Interwave will file with the SEC. This document is available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from Interwave.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this newsletter include statements about future financial and operating results and the proposed Interwave/Alvarion amalgamation. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if either of the companies do not receive required shareholder approvals or fail to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which Interwave expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Interwave stockholders to approve the proposed merger and other economic, business, competitive, and/or regulatory factors affecting Interwave's business generally, including those set forth in Interwave's filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year and its most recent Quarterly Report on Form 10-Q, especially in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections, and its Current Reports on Form 8-K. Interwave is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.